Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-156777 on Form S-3, Registration Statement No. 333-115359 on Form S-8  and Registration Statement No. 333-206624 on Form S-8 of Citizens First Corporation of our report dated March 24, 2016, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Louisville, Kentucky

 March 24, 2016